Exhibit 10.3

SHAREHOLDERS’ VOTING PROXY AGREEMENT

BETWEEN

HONG YU

LUO GA

YANG XIAOBEI

AND

YIBO INFORMATION CONSULTING (SHENZHEN) CO., LTD.

March 26, 2010

SHENZHEN, CHINA

Shareholders’ Voting Proxy Agreement

This Shareholders’ Voting Proxy Agreement (the “Agreement”) is entered into on March 26, 2010 between the following parties in Shenzhen:

Party A: Yibo Information Consulting (Shenzhen) Co., Ltd.

Registered Address: B#6D11, Zhongshen Garden, South Caitian Rd., Futian, Shenzhen, China

Party B:

1. Hong Yu, a citizen of PRC with ID number 530112600104161, owns 79.5% shares of Yunnan Shangri-La Tibetan Pharmaceutical Group Limited;

2. Luo Ga, a citizen of PRC with ID number 53342119650505001X, owns 20% shares of Yunnan Shangri-La Tibetan Pharmaceutical Group Limited;

3. Yang Xiaobei, a citizen of PRC with ID number 110102195506010035, owns 0.5% shares of Yunnan Shangri-La Tibetan Pharmaceutical Group Limited;

In this Agreement, Party A and Party B are called collectively as the “Parties,” each of them is called as the “Party,” and Party B are collectively called the “Grantors.”

WHEREAS:

1. Party A is a company incorporated under the laws of the People’s Republic of China;

2. As of the execution date of this Agreement, the Grantors are shareholders of Yunnan Shangri-La Tibetan Pharmaceutical Group Limited (the “Shangri-La Group”) and collectively legally hold all of the equity interest of Shangri-La Group;

3. Each of the Grantors desires to appoint the persons designated by Party A to exercise its shareholder’s voting rights at the shareholders’ meeting of Shangri-La Group (“Voting Rights”) and Party A is willing to designate such persons.

NOW THEREFORE, the Parties hereby have agreed upon the following terms and conditions upon friendly consultations:

1. Each of Party B hereby agrees to irrevocably appoint the persons designated by Party A with the exclusive right to exercise, on his behalf, all of his Voting Rights in accordance with the laws and Shangri-La Group’s Articles of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of Shangri-La Group, and to appoint and elect the directors and Chairman as the authorized legal representative of Shangri-La Group.

2. Each of Party B hereby agrees that Shangri-La Group’s board of directors should be the persons (the “Proxy Holders”) designated by Party A.

3. Party A agrees to designate such Proxy Holders pursuant to Section 1 of this Agreement, who shall represent Party B to exercise his Voting Rights pursuant to this Agreement.

4. All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of Shangri-La Group, each of the Grantors shall appoint the person designated by Party A with all Voting Rights. All Parties to this Agreement agree, neither of Party B can transfer his equity interests (the “Transferor”) of Shangri-La Group to any individual or company (other than Party A or the individuals or entities designated by Party A).

5. Each of the Grantors hereby acknowledges that he/she will withdraw the appointment of the persons designated by Party A if Party A changes such designated person and reappoints the substituted persons designated by Party A as the new Proxy Holders to exercise his Voting Rights at the shareholder’s meeting of Shangri-La Group.

6. All authorization made under this Agreement shall be conclusive and binding upon the Grantors and each and every act and thing effected by the Proxy Holders pursuant hereto shall be as good, valid and effectual as if the same had been done by the Grantors. The Grantors hereby irrevocably and unconditionally undertake at all times hereafter to ratify and confirm whatsoever the Proxy Holders shall lawfully do or cause to be done by virtue of all such authorization conferred by this Agreement.

7. The Grantors hereby irrevocably and unconditionally undertake at all times to indemnify, defend, and hold each of the Proxy Holders harmless from and against any and all actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

8. This Agreement has been duly executed by the parties’ authorized representatives as of the date set forth above and shall become effective upon execution.

9. This Agreement shall not be terminated prior to the completion of acquisition of all of the equity interests in, or all assets or business of, Shangri-La Group by Party A;

10. Any amendment and termination of this Agreement shall be in writing and agreed upon by the Parties.

11. The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

12. This Agreement is executed in both Chinese and English in five (5) copies; each Party holds one and each original copy has the same legal effect. Both the English version and Chinese version shall have the same legal effect.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

(Page of signatures only)

Dated: March 26, 2010

Party A:

Yibo Information Consulting (Shenzhen) Co., Ltd. (Official seal)

Legal Representative/Authorized Representative: Tiangui Li (Signature)

Party B:

Hong Yu (Signature)

Luo Ga (Signature)

Yang Xiaobei (Signature)

This Agreement is agreed and accepted by:

Yunnan Shangri-La Tibetan Pharmaceutical Group Limited (Official seal)

Legal Representative/Authorized Representative: Hong Yu (Signature)